Exhibit 99.1

Date: February 3, 2015	CorVel Corporation
2010 Main Street
Suite 600
Irvine, CA 92614

FOR IMMEDIATE RELEASE	Contact: Heather H. Burnham
Phone: 949-851-1473
http://www.corvel.com

CorVel Announces Revenues and Earnings

IRVINE, California, February 3, 2015 — CorVel Corporation (NASDAQ: CRVL) announced the results for the quarter and nine months ended December 31, 2014. Revenues for the quarter ended December 31, 2014 were $122 million and were $121 million in the same quarter of the prior year. Earnings per share for the quarter ended December 31, 2014 were $0.33 and were $0.41 for the same quarter of the prior year.

Revenues for the nine months ended December 31, 2014 were $370 million and were $359 million for the same nine month period of the prior year. Earnings per share for the nine months ended December 31, 2014 were $1.10, and were $1.22 in the same nine month period of the prior year.

The Company continues to see growth in its integrated claims management and managed care service offering, Enterprise Comp. Offering a single source solution on a unified, interactive platform meaningfully impacts a client’s program and increases efficiencies within the workers’ compensation process. CorVel is continually in pursuit of innovative technology advancements to avoid the congestion inherent within legacy systems. By investing in the newest platforms, the Company can deliver long term solutions which will leverage future developments in computing technology.

About CorVel

CorVel Corporation is a national provider of innovative workers’ compensation, auto, liability and health solutions for employers, third party administrators, insurance companies, and government agencies seeking to control costs and promote positive outcomes. We apply technology, intelligence, and a human touch throughout the risk management process so our clients can intervene early and often while being connected to the critical intelligence they need to proactively manage risk. With a robust technology platform at its core, our connected solution is delivered by a national team of associates who are committed to helping clients design and administer programs that meet their organization’s performance goals.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on the Company’s current expectations, estimates and projections about the Company, management’s beliefs, and certain assumptions made by the Company, and events beyond the Company’s control, all of which are subject to change. Such forward-looking statements include, but are not limited to, statements relating to the Company’s results of operations, including product investment strategies, bill review and claims management services. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.

The risks and uncertainties referred to above include, but are not limited to, factors described in this press release and the Company’s filings with the Securities and Exchange Commission, including but not limited to “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended March 31, 2014 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2014 and September 30, 2014. The forward-looking statements in this press release speak only as of the date they are made. The Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

CorVel Corporation

Quarterly Results - Income Statement (unaudited)

Quarters ended December 31, 2013 and December 31, 2014

Quarter Ended	December 31, 2013	December 31, 2014
Revenues	121,098,000	122,352,000
Cost of revenues	93,392,000	98,224,000

Gross profit	27,706,000	24,128,000

General and administrative	13,204,000	13,834,000

Income from operations	14,502,000	10,294,000

Income tax expense	5,727,000	3,462,000

Net income	8,775,000	6,832,000

Earnings Per Share:
Basic	$0.42	$0.33
Diluted	$0.41	$0.33

Weighted Shares
Basic	20,936,000	20,599,000
Diluted	21,256,000	20,786,000

Nine months ended	December 31, 2013	December 31, 2014
Revenues	358,570,000	370,430,000
Cost of revenues	276,626,000	293,135,000

Gross profit	81,944,000	77,295,000

General and administrative	38,270,000	40,789,000

Income from operations	43,674,000	36,506,000

Income tax expense	17,615,000	13,492,000

Net income	26,059,000	23,014,000

Earnings Per Share:
Basic	$1.23	$1.11
Diluted	$1.22	$1.10

Weighted Shares
Basic	21,157,000	20,784,000
Diluted	21,406,000	21,015,000

CorVel Corporation

Quarterly Results - Condensed Balance Sheet (unaudited)

March 31, 2014 and December 31, 2014

	March 31, 2014	December 31, 2014
Cash	34,866,000	31,029,000
Customer deposits	16,142,000	15,035,000
Accounts receivable, net	57,229,000	56,227,000
Prepaid expenses and taxes	5,862,000	5,552,000
Deferred income taxes	6,861,000	7,475,000
Property, net	51,253,000	52,917,000
Goodwill and other assets	42,268,000	43,106,000

Total	214,481,000	211,341,000

Accounts and taxes payable	18,465,000	13,173,000
Accrued liabilities	53,375,000	51,659,000
Deferred tax liability	16,119,000	16,119,000
Paid in capital	118,834,000	122,340,000
Treasury stock	-328,480,000	-351,132,000
Retained earnings	336,168,000	359,182,000

Total	214,481,000	211,341,000